SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 Date of earliest event reported: April 15, 2006

                                 MEMS USA, INC.
                       (Formerly Lumalite Holdings, Inc.)
                       ----------------------------------
               (Exact name of registrant as specified in charter)

            Nevada                     0-4846-3                  82-0288840
            ------                     --------                  ----------
(State or other jurisdiction         (Commission               (IRS employer
      of incorporation)              file number)            identification no.)

                         5701 Lindero Canyon Rd., #2-100
                           Westlake Village, CA 91362
                           --------------------------
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code (818) 735-4750

Item 1.01:  Entry Into a Material Definitive Agreement.

To better reflect registrant's emphasis in the alternative energy sector (evidenced by its project to design and construct one or more large scale biomass to ethanol facilities), on April 15, 2006, registrant announced its decision to change its name to Convergence Ethanol, Inc., and to conduct its businesses, whether directly by registrant or through its wholly owned California subsidiary, under that name. To implement this decision, registrant has entered into a contract with Tri-Works Inc. to create a new company logo and to draft the positioning statement which will appear in registrant's financial statements and announcements. The new logo and positioning statement are expected to be ready for release by the end of May, 2006.

MEMS USA, Inc. (OTCBB:MEMS) is a California-based, professional engineered systems, products and services company. MEMS USA manufactures intelligent filtration equipment and fuel handling equipment at its manufacturing facilities in Houston, Texas. MEMS USA is also engaged in the design and construction of a 120 million gallon per year biomass to ethanol plant in Hearst, located in Ontario Canada. (See press release dated January 4, 2006)

For more information visit MEMS web site at www.memsusa.com


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   MEMS USA, INC.


Date:  April 25, 2006                       By:    /S/ Richard W. York
                                                   ----------------------------
                                                   Richard W. York, CFO